Form N-SAR
Item 770

Name of Registrant:             VALIC Company I

Name of Portfolio:              VALIC Company I Mid Capital Growth Fund

Issuer:                                         Dolby Laboratories, Inc.

Years of Operation:                             3+

Underwriting Type:                              Firm

Offering Type:  US Registered (US Registered, Muni, Eligible Foreign,
 144A)

Underwriter from whom Purchased:                Morgan Stanley

Underwriting Syndicate Members:         Goldman Sachs International
						Adams Harkness
						William Blair & Company
						J.P. Morgan Securities Ltd.


Date Offering Commenced:                        02/16/05

Date of Purchase:                               02/16/05

Principal Amount of Offering:                   $495 Million

Offering price:                                 $18.00

Purchase price:                                 $18.00

Commission, spread or profit:                   $1.08

Principal amount of purchases by all investment
Companies advised by the investment sub-adviser:   $5,407,308